UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  August 13, 2007
(Date of earliest event reported)

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 226-9900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01	Financial Statements and Exhibits.

SIGNATURES INDEX TO EXHIBITS EXHIBIT 99.1

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2007, Photon Dynamics, Inc. (the “Company”) announced that it intends to request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) in response to the receipt of a Nasdaq Staff Determination letter dated August 13, 2007 indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14).  Nasdaq Marketplace Rule 4310(c)(14) requires listed companies to make all filings with the Securities and Exchange Commission on a timely basis, as required by the Securities Exchange Act of 1934, as amended.  As anticipated, the letter was issued in accordance with Nasdaq procedures due to the delayed filing of the Company’s Form 10-Q for the quarter ended June 30, 2007.  Pending a decision by the Panel, the Company’s shares will remain listed on The Nasdaq National Market.  There can be no assurance that that the Panel will grant the Company’s request for continued listing.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01      Financial Statements and Exhibits

(d)  EXHIBITS

Number	Description

99.1                               Press Release of Photon Dynamics, Inc. dated August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: August 16, 2007	By:	/s/ Michael W. Schradle
Michael W. Schradle
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Photon Dynamics, Inc. dated August 15, 2007.